FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Corporation Announces
109% Increase in Reserves and Updates Status of Johnson Camp Mine

October 19, 2007

SOURCE: Nord Resources Corporation

TUCSON, Arizona, October 19, 2007 - Nord Resources Corporation (“Nord” or the “Company”) (Other OTC: NRDS.PK - News) announced today an update of its reserve estimate for the Johnson Camp Mine and provided an update on the status of restart of the Johnson Camp Mine.

Proven and Probable Reserve Increase

The Company is pleased to report a 109% increase in its proven and probable reserve estimate. This reserve increase is primarily due to an increase in copper price utilized for mine modeling: previous reserve estimates were based on $0.90 copper, whereas current pits are based on a copper price of $1.50.

As shown in the following table, the updated proven and probable reserve estimate as of September 2007 is 73.4 million tons of ore at an average total copper grade of 0.335% total copper based on a copper price of $1.50 per pound and a stripping ratio of 0.66 to 1:

	Reserves
			Cu Pounds	Cu Pounds
			Contained	Recoverable
Category	Tons (thousands)	Grade (% Copper)	(thousands)	(thousands)

Proven Reserves	54,977	0.338	318,540	245,279
Probable Reserves	18,410	0.327	173,482	128,863

Total	73,387	0.335	492,022	374,142

The updated reserve estimate is based on the Johnson Camp Mine Project Feasibility Study and Technical Report prepared by Michael Bikerman, Ph.D., P.G., David Bikerman, M.S., E.M, and Thomas McGrail, E.M., all of Bikerman Engineering & Technology Associates, Inc. The report was prepared pursuant to National Instrument 43-101 of the Canadian Securities Administrators and the reserves are compliant with CIM and SEC Guide 7 guidelines. Michael Bikerman, David Bikerman and Thomas McGrail are all independent to Nord and are “Qualified Persons” within the meaning assigned in National Instrument 43-101.

In addition to the above mentioned reserves, mineralized material is contained in the Burro and Copper Chief deposits at the Johnson Camp property and was estimated using the guidelines established in, and is compliant with, National Instrument 43 101 standards. In addition, the Company has numerous other prospects of mineralized material that remain to be explored and tested.

Economic Analysis

The feasibility study includes an economic analysis of the Johnson Camp Mine based on the mine plan, current capital and operating cost estimates, and a three-year trailing average copper price of $2.45 per pound over the life of the mine. Bikerman Engineering & Technology Associates has concluded in the feasibility study that resumption of operations at the Johnson Camp Mine in accordance with the mine plan will generate positive discounted cash flows over a 16 year mine life at 8%, 15% and 20% discount rates.

Based on the feasibility study and technical report, the Company expects the Johnson Camp Mine to produce approximately 25 million pounds of copper per year, for an anticipated mine life of 16 years and estimated initial capital expenditures of approximately $28 million. These and other figures referred to in this news release do not represent a forecast by the Company of copper prices, discount rates or expenditures.

The economic analysis of the Johnson Camp Mine is based on the mine plan included in the technical report, capital and operating estimates as of the second quarter of 2007, and, as indicated above, a three year trailing average copper price of $2.45 per pound (New York Commodity Exchange) for the life of the mine. The economic analysis was developed by Bikerman Engineering & Technology Associates using a production schedule derived from reserve estimates. The economic analysis resulted in an net present value (“NPV”) of 8% of $176 million, an internal rate of return (“IRR”) of 77% and a payback of 1.6 years.

The following table indicates the after-tax NPV and IRR of the Johnson Camp Mine at various copper prices using the foregoing reserve estimates.

Copper Price/lb	$2.13	$2.45	$2.82	$3.19	$3.55
NPV @ 8%(1)	$118(2)	$176(2)	$243(2)	$310(2)	$377(2)
IRR	60%	77%	93%	108%	122%

(1)	The economic analysis does not reflect the impact, if any, of the company’s federal and state net operating loss carryforwards.

(2)	$ in millions

President and CEO, John Perry commented, “We are pleased with the significant increase in proven and probable reserves. These results, along with the results of our current drilling program underway at Johnson Camp, will be evaluated to determine the viability of potential future production increases.”

Status Update of Restart of Johnson Camp Copper Mine

The Company is pleased to report the progress of the restart of the Johnson Camp Copper Mine in Arizona, which was previously announced on July 5, 2007.

The Company’s mine operating plan calls for residual leaching of the existing old dumps and an active leach program of newly mined ore.

Start-up is on schedule for initial copper production from residual leaching operations to commence in December 2007, and copper production from new ore placed on the heaps commencing in August 2009. Our goal is to complete the first copper cathode sale by December 2007. The restart plan includes estimated production of 25 million pounds of copper cathodes per annum with estimated copper cathode production of 12.5 million pounds for calendar year 2008.

The following progress has been made relative to the restart of Johnson Camp:

Residual Leach Operations

  Key operating staff hired and on site
  Electrification of facility completed
  Reconstruction of the main raffinate pond is nearly complete
  Rehabilitation of the solvent-extraction plant is proceeding on schedule
  Rehabilitation of leaching circuit is nearly complete
  Resumption of application of sulfuric acid to the existing heaps to commence in late October
  Movement of material from heap number 1 and 2 to other leach areas by the mining contractor is well underway

Mining/Crushing Operations

  Key operating staff hired and on site
  Primary crusher has been relocated from Nevada to the Johnson Camp Mine
  Secondary crushing system and agglomerator have been ordered with expected delivery on schedule

For information contact:

Nord Resources Corporation
John Perry
(520) 292-0266
www.nordresources.com

Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements”. All statements in this release, other than statements of historical facts, that address future financing, development, copper processing and mining activities of Nord are forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market and business conditions, statements or information with respect to known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to the Company's plans at its Johnson Camp Mine Property and other mineral properties, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, metal recoveries, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain adequate financing on a timely basis, the effect of hedging activities, including margin limits and margin calls, regulatory restrictions, including environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord’s business and operations are subject to the risks set forth in Nord’s most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.